EXHIBIT 99.1

Cardtronics Announces First Quarter 2013 Results

HOUSTON, May 2, 2013 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended March 31, 2013.

Key financial statistics in the first quarter of 2013 as compared to the first quarter of 2012 include:

  Total revenues of $197.7 million, up 4% from $191.0 million.
  ATM operating revenues of $193.4 million, up 9% from $177.8 million (7.3% on an organic growth basis).
  Adjusted Net Income per diluted share of $0.40, up 5% from $0.38.
  Adjusted EBITDA of $48.5 million, up 9% from $44.5 million.
  Gross margin of 32.4%, up 170 basis points from 30.7%.
  GAAP net income of $9.4 million or $0.21 per diluted share, compared to $9.8 million or $0.22 per diluted share.

"We enjoyed our seventeenth consecutive quarter of year-over-year growth in adjusted net income per share as we continued to effectively manage costs through our industry-leading operations and significant scale," commented Steve Rathgaber, chief executive officer. "To continue this impressive track record of earnings growth throughout 2013 and beyond, we continue to make investments in our network and products, and the acquisition of i-design during the first quarter is a great example of our continued dedication to grow our product offering and enhance the value we provide to our premier retail and financial customer bases."

RECENT HIGHLIGHTS

  Acquisition of i-design group plc on March 7, 2013, a Scotland-based provider and developer of marketing and advertising software and services for ATM owners.
  Expansion of bank branding relationship with Scotiabank, through the branding of 500 existing Cardtronics ATMs in Mexico.
  The announcement of a new branding agreement with Frost Bank for ATM locations at Dallas Love Field airport.
  Growth of Allpoint network to 55,000 surcharge-free ATMs worldwide.
  Bank branding by Bank of America of approximately 40 ATMs placed in Kroger and Randall's grocery stores in the Houston metropolitan area.
  The announcement of the addition of approximately 3,300 mostly merchant-owned ATM service contracts through the acquisition of certain assets from Aptus Financial.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

FIRST QUARTER RESULTS

ATM operating revenues were up 9% from the first quarter of 2012. The increase in ATM operating revenues was primarily the result of an increased unit count as a result of organic growth with new and existing merchants. Additionally, our bank branding and network branding revenues increased significantly from the prior year quarter, driven mostly by new branded locations. These increases were partly offset by lower interchange rates per transaction as a result of rate reductions by a major network that became effective during the second quarter of 2012 and transaction volume shifts to networks that pay lower interchange rates. Approximately 1.5% of revenue growth in the quarter was driven by businesses acquired during 2012 and in the first quarter of 2013. Consolidated revenues totaled $197.7 million for the first quarter of 2013, representing a 3.5% increase from the $191.0 million in consolidated revenues generated during the first quarter of 2012. The year-over-year consolidated revenue growth is attributable to the same factors discussed above but reduced by a significant decline in our year-over-year ATM product sales, which were down approximately $8.8 million from the first quarter of 2012. The year-over-year decline in ATM product sales is attributable to decreased equipment sales associated with updated requirements under the Americans with Disabilities Act (ADA) which became effective in the first quarter of 2012, which caused increased demand for new ATM equipment leading up to the first quarter 2012 deadline. As the ATM product sales are generally much lower margin revenues than our ATM operating revenues, the $8.8 million revenue decline from the first quarter of 2012 did not have a significant impact in our profitability in the current quarter's results.

Adjusted EBITDA for the first quarter of 2013 totaled $48.5 million, compared to $44.5 million during the first quarter of 2012, and Adjusted Net Income totaled $18.0 million ($0.40 per diluted share) compared to $16.8 million ($0.38 per diluted share) during the first quarter of 2012. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental revenues attributable to our revenue growth and reductions in our operating costs on a per transaction basis. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the first quarter of 2013 totaled $9.4 million, compared to $9.8 million during the same quarter in 2012. The slight decrease in GAAP Net Income from the first quarter of 2012 was the result of higher depreciation and acquisition-related expenses, as well as increased stock-based compensation expense, which was mostly offset by a higher gross margin as a result of our revenue growth.

UPDATE OF FULL-YEAR 2013 GUIDANCE

The Company is reconfirming the financial guidance it provided in February 2013 regarding its anticipated full-year 2013 results:

  Revenues of $835.0 million to $850.0 million;
  Overall gross margins of approximately 32.0% to 32.3%;
  Adjusted EBITDA of $202.0 million to $209.0 million;
  Depreciation and accretion expense of approximately $64.0 million to $65.5 million, net of noncontrolling interests;
  Cash interest expense of approximately $20.0 million to $20.5 million, net of noncontrolling interests;
  Adjusted Net Income of $1.72 to $1.79 per diluted share, based on approximately 44.7 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.50 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company believes that it continues to maintain a strong liquidity position, with $96.5 million in available borrowing capacity under its $250.0 million revolving credit facility as of March 31, 2013. In addition, the Company's credit facility can be increased up to $325.0 million under certain conditions. The Company's outstanding indebtedness as of March 31, 2013 consisted of $200.0 million in senior subordinated notes due 2018, $151.4 million in borrowings under its revolving credit facility due 2016, and $2.6 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related costs, certain other non-operating costs, loss on asset disposal, our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense and certain other expense (income) and acquisition-related costs, and using an assumed 35% tax rate, with certain adjustments for noncontrolling interests. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, May 2, 2013, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2013. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics First Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, May 16, 2013, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 35990860 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through June 2, 2013.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 62,600 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the additional risks the Company is exposed to in its United Kingdom armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 193,360	$ 177,813
ATM product sales and other revenues	4,378	13,227
Total revenues	197,738	191,040
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	129,560	120,627
Cost of ATM product sales and other revenues	4,129	11,781
Total cost of revenues	133,689	132,408
Gross profit	64,049	58,632
Operating expenses:
Selling, general, and administrative expenses	18,989	16,075
Acquisition-related expenses	2,822	1,087
Depreciation and accretion expense	16,285	13,750
Amortization expense	5,748	5,475
Loss on disposal of assets	203	548
Total operating expenses	44,047	36,935
Income from operations	20,002	21,697
Other expense (income):
Interest expense, net	5,066	5,365
Amortization of deferred financing costs	229	220
Other income	(421)	(77)
Total other expense	4,874	5,508
Income before income taxes	15,128	16,189
Income tax expense	5,980	6,146
Net income	9,148	10,043
Net (loss) income attributable to noncontrolling interests	(282)	214
Net income attributable to controlling interests and available to common stockholders	$ 9,430	$ 9,829

Net income per common share – basic and diluted	$ 0.21	$ 0.22

Weighted average shares outstanding – basic	44,247,098	43,058,215
Weighted average shares outstanding – diluted	44,479,366	43,562,618

Condensed Consolidated Balance Sheets
As of March 31, 2013 and December 31, 2012

	March 31, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 26,126	$ 13,861
Accounts and notes receivable, net	49,704	45,135
Inventory	4,200	4,389
Restricted cash, short-term	3,936	8,298
Current portion of deferred tax asset, net	13,271	13,086
Prepaid expenses, deferred costs, and other current assets	15,587	30,980
Total current assets	112,824	115,749
Property and equipment, net	226,357	236,238
Intangible assets, net	101,719	102,573
Goodwill	293,042	285,696
Deferred tax asset, net	21,340	26,468
Prepaid expenses, deferred costs, and other assets	2,897	2,168
Total assets	$ 758,179	$ 768,892

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,582	$ 1,467
Current portion of other long-term liabilities	25,547	24,386
Accounts payable and other accrued and current liabilities	93,792	102,884
Total current liabilities	120,921	128,737
Long-term liabilities:
Long-term debt	352,407	353,352
Asset retirement obligations	39,211	44,696
Deferred tax liability, net	177	182
Other long-term liabilities	82,213	93,121
Total liabilities	594,929	620,088
Stockholders' equity	163,250	148,804
Total liabilities and stockholders' equity	$ 758,179	$ 768,892

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended March 31,
	2013	2012
	(In thousands)

United States	$ 157,139	$ 157,919
United Kingdom	29,499	25,191
Other International	11,100	7,930
Total revenues	$ 197,738	$ 191,040

Breakout of ATM operating revenues:

	Three Months Ended March 31,
	2013	2012
	(In thousands)

Surcharge revenues	$ 88,740	$ 83,897
Interchange revenues	61,789	57,846
Bank branding and surcharge-free network revenues	34,119	28,269
Managed services revenues	4,459	3,810
Other revenues	4,253	3,991
Total ATM operating revenues	$ 193,360	$ 177,813

Total cost of revenues by segment:

	Three Months Ended March 31,
	2013	2012
	(In thousands)

United States	$ 101,031	$ 106,191
United Kingdom	23,420	20,208
Other International	9,238	6,009
Total cost of revenues	$ 133,689	$ 132,408

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended March 31,
	2013	2012
	(In thousands)

Merchant commissions	$ 62,363	$ 57,322
Vault cash rental expense	11,937	12,424
Other costs of cash	18,881	16,379
Repairs and maintenance	12,094	13,503
Communications	5,637	4,960
Transaction processing	2,088	1,853
Stock-based compensation	207	203
Other expenses	16,353	13,983
Total cost of ATM operating revenues	$ 129,560	$ 120,627

Breakout of selling, general, and administrative expenses:

	Three Months Ended March 31,
	2013	2012
	(In thousands)

Employee costs	$ 9,518	$ 8,492
Stock-based compensation	2,960	2,357
Professional fees	2,145	1,896
Other	4,366	3,330
Total selling, general, and administrative expenses	$ 18,989	$ 16,075

Depreciation and accretion expense by segment:

	Three Months Ended March 31,
	2013	2012
	(In thousands)

United States	$ 10,042	$ 8,502
United Kingdom	5,076	4,465
Other International	1,167	783
Total depreciation and accretion expense	$ 16,285	$ 13,750

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	March 31, 2013	December 31, 2012
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	151,400	152,000
Equipment financing notes	2,589	2,819
Total long-term debt	$ 353,989	$ 354,819

Share count rollforward:

Total shares outstanding as of December 31, 2012		44,641,224
Shares repurchased		(147,036)
Shares issued – restricted stock grants and conversions and stock options exercised		111,836
Shares vested – restricted stock units		261,000
Shares forfeited – restricted stock awards		(10,000)
Total shares outstanding as of March 31, 2013		44,857,024

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended March 31,
	2013	2012
	(In thousands)

Cash provided by operating activities	$ 41,380	$ 18,741
Cash used in investing activities	(28,524)	(21,936)
Cash (used in) provided by financing activities	(810)	3,876
Effect of exchange rate changes on cash	219	(44)
Net increase in cash and cash equivalents	12,265	637
Cash and cash equivalents at beginning of period	13,861	5,576
Cash and cash equivalents at end of period	$ 26,126	$ 6,213

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

The following table excludes the effect of acquisitions completed during 2012 in the three month period ended March 31, 2013 for comparative purposes :

EXCLUDING ACQUISITIONS
	Three Months Ended March 31,
	2013	2012
Average number of transacting ATMs:
United States: Company-owned	27,529	24,859
United Kingdom	4,314	3,628
Mexico	2,705	2,843
Canada	1,036	514
Subtotal	35,584	31,844
United States: Merchant-owned	14,024	15,798
Average number of transacting ATMs: ATM operations	49,608	47,642

United States: Managed services (1)	6,106	5,797
United Kingdom: Managed services	21	21
Canada: Managed services	—	—
Average number of transacting ATMs: Managed services	6,127	5,818

Total average number of transacting ATMs	55,735	53,460

Total transactions (in thousands):
ATM operations	186,547	158,885
Managed services	9,995	9,451
Total transactions	196,542	168,336

Total cash withdrawal transactions (in thousands):
ATM operations	114,303	100,886
Managed services	6,342	6,082
Total cash withdrawal transactions	120,645	106,968

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	768	706

ATM operating revenues	$ 1,252	$ 1,217
Cost of ATM operating revenues (2)	842	822
ATM operating gross profit (2) (3)	$ 410	$ 395

ATM operating gross profit margin (2) (3)	32.7%	32.5%
___________________

(1) Includes 2,789 and 2,603 ATMs for the three months ended March 31, 2013 and 2012, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

INCLUDING ACQUISITIONS
	Three Months Ended March 31,
	2013	2012
Average number of transacting ATMs:
United States: Company-owned	27,582	24,859
United Kingdom	4,314	3,628
Mexico	2,705	2,843
Canada	1,539	514
Subtotal	36,140	31,844
United States: Merchant-owned	20,067	15,798
Average number of transacting ATMs: ATM operations	56,207	47,642

United States: Managed services (1)	6,106	5,797
United Kingdom: Managed services	21	21
Canada: Managed services	305	—
Average number of transacting ATMs: Managed services	6,432	5,818

Total average number of transacting ATMs	62,639	53,460

Total transactions (in thousands):
ATM operations	190,372	158,885
Managed services	10,220	9,451
Total transactions	200,592	168,336

Total cash withdrawal transactions (in thousands):
ATM operations	117,309	100,886
Managed services	6,567	6,082
Total cash withdrawal transactions	123,876	106,968

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	696	706

ATM operating revenues	1,118	1,217
Cost of ATM operating revenues (2)	746	822
ATM operating gross profit (2) (3)	$ 372	$ 395

ATM operating gross profit margin (2) (3)	33.3%	32.5%
___________________

(1) Includes 3,094 and 2,603 ATMs for the three months ended March 31, 2013 and 2012, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of March 31, 2013 and 2012
(Unaudited)

	As of March 31,
Ending number of transacting ATMs:	2013	2012
United States: Company-owned	27,590	25,138
United Kingdom	4,301	3,756
Mexico	2,684	2,855
Canada	1,544	518
Subtotal	36,119	32,267
United States: Merchant-owned	19,987	15,687
Ending number of transacting ATMs: ATM operations	56,106	47,954

United States: Managed services (1)	6,133	5,942
United Kingdom: Managed services	21	21
Canada: Managed services	315	—
Ending number of transacting ATMs: Managed services	6,469	5,963

Total ending number of transacting ATMs	62,575	53,917
___________________

(1) Includes 3,149 and 2,617 ATMs as of March 31, 2013 and 2012, respectively, for which the Company only provided EFT transaction processing services.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 9,430	$ 9,829
Adjustments:
Interest expense, net	5,066	5,365
Amortization of deferred financing costs	229	220
Income tax expense	5,980	6,146
Depreciation and accretion expense	16,285	13,750
Amortization expense	5,748	5,475
EBITDA	$ 42,738	$ 40,785

Add back:
Loss on disposal of assets	203	548
Other income	(421)	(77)
Noncontrolling interests (1)	(419)	(410)
Stock-based compensation expense (2)	3,157	2,551
Acquisition-related costs (3)	2,822	1,087
Other adjustments to selling, general, and administrative expenses (4)	446	—
Adjusted EBITDA	$ 48,526	$ 44,484
Less:
Interest expense, net (2)	5,037	5,310
Depreciation and accretion expense (2)	15,869	13,380
Adjusted pre-tax income	27,620	25,794
Income tax expense (at 35%) (5)	9,667	9,028
Adjusted Net Income	$ 17,953	$ 16,766

Adjusted Net Income per share	$ 0.41	$ 0.39
Adjusted Net Income per diluted share	$ 0.40	$ 0.38

Weighted average shares outstanding - basic	44,247,098	43,058,215
Weighted average shares outstanding - diluted	44,479,366	43,562,618
_______________
(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(3) Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to recent acquisitions.
(4) Represents non-recurring severance related costs associated with management of Company's U.K. operation.
(5) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Reconciliation of Free Cash Flows
For the Three Months Ended March 31, 2013 and 2012
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Cash provided by operating activities	$ 41,380	$ 18,741
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(15,937)	(21,686)
Free cash flow	$ 25,443	$ (2,945)

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2013
(Unaudited)

	Estimated Range
	Full Year 2013

	(In millions, except per share information)

Net income	$46.3	--	$48.7
Adjustments:
Interest expense, net	20.2	--	20.7
Amortization of deferred financing costs	0.9	--	0.9
Income tax expense	30.3	--	31.8
Depreciation and accretion expense	65.5	--	67.0
Amortization expense	24.0	--	24.0
EBITDA	$187.2	--	$193.1

Add back:
Noncontrolling interests	(1.8)	--	(1.7)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	12.0	--	13.0
Acquisition-related costs	3.5	--	3.5
Other expense, net	(0.4)	--	(0.4)
Other adjustments	0.5	--	0.5
Adjusted EBITDA	$202.0	--	$209.0
Less:
Interest expense, net (1)	20.0	--	20.5
Depreciation and accretion expense (1)	64.0	--	65.5
Income tax expense (at 35%) (2)	41.3	--	43.0
Adjusted Net Income	$76.7	--	$80.0

Adjusted Net Income per diluted share	$1.72	--	$1.79

Weighted average shares outstanding – diluted	44.7	--	44.7
__________________

(1)Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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